Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 30, 2020, between NewAge, Inc., a Washington corporation (the “Company”), each of the Subsidiary Guarantors from time to time party hereto, and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Account Control Agreement(s)” means any agreement entered into by and among Agent, the Company or any Subsidiary and a third party bank or other institution (including a securities intermediary) in which the Company or any Subsidiary maintains a deposit account or an account holding investment property and which grants Agent a perfected first priority security interest in the subject account or accounts (or any similar agreement or arrangement with respect to deposit accounts located outside of the United States), and shall include the bank accounts listed on Schedule 1.1A.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” means JGB Collateral, LLC, in its capacity as collateral agent for the Purchasers.

“Ariix” means Arrix, LLC, a Utah limited liability company, and its consolidated Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the State of New York generally are open for use by customers on such day.

“Class A Warrants” means the five-year warrants to purchase 750,000 shares of the Common Stock (subject to adjustment for any stock split, stock dividend, reverse stock split or similar event after the date hereof) at an exercise price per share equal to the lower of (x) 125% of the VWAP of the Common Stock on the date of this Agreement and (y) $3.75 and substantially in the form attached hereto as Exhibit A.

“Class B Warrants” means the five-year warrants to purchase 750,000 shares of the Common Stock (subject to adjustment for any stock split, stock dividend, reverse stock split or similar event after the date hereof) at an exercise price per share equal to the lower of (x) 200% of the VWAP of the Common Stock on the date of this Agreement and (y) $5.75 and substantially in the Form attached hereto as Exhibit B.

“Closing” means the closing of the purchase and sale of the Notes hereunder.

“Closing Date” means the Trading Day when each of the conditions to the Closing have been satisfied or waived, but, in any event, not later than 3 Trading Days after the date of this Agreement.

“Closing Statement” means the form of Closing Statement in the form on Annex A attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Commitment Shares” means 800,000 shares of Common Stock (subject to adjustment for any stock split, stock dividend, reverse stock split or similar event after the date hereof) to be issued to the Purchasers pursuant to Section 4.1.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Party” means each of the Company and each Material Subsidiary.

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“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement has been declared effective by the Commission, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Securities is not an Affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and the Company’s counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Effectiveness Deadline” shall have the meaning ascribed to such term in Section 4.1(c).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Event of Default” has the meaning set forth in the Note.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Subsidiary” means those Subsidiaries that are listed on Schedule 1.1B hereto.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Haynes and Boone” means Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10012.

“Indebtedness” shall have the meaning ascribed to such term in the Notes.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Issuer Repurchase” shall have the meaning ascribed to such term in Section 4.1(c).

“Joinder Agreement” means a Joinder Agreement and Security Agreement Supplement substantially in the form of Exhibit C hereto

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“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.2(c).

“Liens” shall have the meaning ascribed to such term in the Notes.

“Material Adverse Effect” shall have the meaning ascribed to such term in the Note.

“Material Subsidiary” shall mean all of the Company’s Subsidiaries other than the Excluded Subsidiaries.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Merger Agreement” means the Amended and Restated Agreement and Plan of Merger among the Company, Ariel Merger Sub, LLC, Ariel Merger Sub 2, LLC, Ariix, certain individuals identified therein and Frederick W. Cooper and the Letter Agreement dated November 16, 2020, amending the Merger Agreement (the “Letter Agreement”).

“Notes” means the 8% Original Issue Discount Senior Secured Notes issued pursuant to this Agreement in the form attached hereto as Exhibit D.

“Obligations” shall have the meaning ascribed to such term in Section 5.1.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement), including any and all stockholder agreements or voting agreements relating to the capital stock or other equity interests of such Person

“PPP Loan Contracts” has the meaning set forth in Section 3.1(pp).

“PPP Loans” means that certain unsecured bank loan to Company and its Subsidiaries, dated as of April 14, 2020 in an amount equal to $6,868,400 borrowed by Company and its Subsidiaries from East West Bank and that certain unsecured bank loan to Ariix, dated as of May 1, 2020 in an amount equal to $2,765,012 borrowed by Ariix from Bank of America, each under the U.S. Small Business Administration’s Paycheck Protection Program created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136) (the “CARES Act”).

“PPP Requirements” means, to the extent relating to the Paycheck Protection Program created by Section 1102 of the CARES Act, (i) the CARES Act, (ii) the Paycheck Protection Program Flexibility Act of 2020 (Public Law 116-142), and (iii) any and all applicable regulations, ordinances, orders, guidance (including published responses to frequently asked questions), program rules, or policies promulgated with respect thereto by the U.S. Small Business Administration, U.S. Department of Treasury, Internal Revenue Service, U.S. Department of Justice, and other agencies with jurisdiction with respect thereto.

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“Pay Off Statement” means a pay-off statement from East West Bank with respect to the repayment in full of all outstanding obligations under the Loan and Security Agreement dated March 29, 2019, between East West Bank and the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7.

“Registration Statement” shall have the meaning ascribed to such term in Section 4.1(b).

“Repurchase Notice” shall have the meaning ascribed to such term in Section 4.1(c).

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants, Warrant Shares and the Commitment Shares.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement of event date herewith among the Company and each of its Subsidiaries and the Agent, as secured party, in the form attached hereto as Exhibit E.

“Security Documents” mean the Security Agreement, Account Control Agreements for each of the Company’s and the Subsidiary Guarantors’ respective deposits accounts, the Subordination Agreements and any other documents and filing required in order to grant the Agent a first priority security interest in the assets of the Company and the Subsidiaries, including all UCC-1 financing statements and all security instruments delivered pursuant to Section 2.4.

“Shares” shall have the meaning ascribed to such term in Section 4.2(c).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subordination Agreements” means the subordination agreement with respect to intercompany indebtedness attached hereto as Exhibit G.

“Subscription Amount” means, as to each Purchaser, its subscription amount as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means, with respect to the Company, any corporation, partnership, joint venture, limited liability company, trust, variable interest entity or other entity controlled by the Company or to which the Company is entitled to a majority of the economic benefits of ownership thereof, directly or indirectly, or through one or more intermediaries, including the entities listed on Exhibit F and shall, where applicable, also include any direct or indirect Subsidiary formed or acquired after the date hereof.

“Subsidiary Guarantor” means, collectively, (a) each Material Subsidiary of the Company and (b) each Subsidiary established after the date of this Agreement in accordance with the Note.

“Trading Day” shall mean a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the New York Stock Exchange (or any successor to any of the foregoing).

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“Transaction Documents” means this Agreement, the Notes, all Security Documents and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means ClearTrust, LLC and any successor transfer agent of the Company.

“Variable Rate Transaction” means a transaction in which the Company or any Subsidiary (a) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (i) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (local time in New York City, New York) to 4:00 p.m. (local time in New York City, New York)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported in the Pink Open Market, the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the reasonable fees and reasonable out-of-pocket expenses of which shall be paid by the Company.

“Warrants” means the Class A Warrants and the Class B Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. Upon the terms and subject to the conditions set forth herein, on the Closing Date the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the Notes, which shall have an aggregate principal amount of $32,432,000. The aggregate Subscription Amount for the Notes shall be $30,000,000. The Notes shall be issued with an aggregate original issue discount of $2,432,000. Upon satisfaction of the covenants and conditions set forth in this Agreement, the Closing shall occur at the offices of Haynes and Boone or such other location as the parties shall mutually agree.

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2.2 Closing Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company and each Subsidiary Guarantor;

(ii) a “wet ink” original Note and “wet ink” original Warrants registered in the name of each Purchaser in accordance with its Subscription Amount;

(iii) the Company shall have provided each Purchaser with the Company’s wire instructions, on Company letterhead and executed by the Chief Executive Officer or the Chief Financial Officer and an executed Closing Statement;

(iv) the Security Documents duly executed by the Company and each Subsidiary Guarantor, as applicable;

(v) irrevocable instructions to the Transfer Agent instructing the Transfer Agent to reflect the issuance of the Commitment Shares to the Purchasers on the Closing Date; and

(vi) the Company and each Subsidiary Guarantor that is a Domestic Subsidiary shall have delivered a certificate, executed on behalf of the Company or such Subsidiary Guarantor, as applicable, by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company or such Subsidiary Guarantor, as applicable, approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company’s or such Subsidiary Guarantor’s Organizational Documents and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company or such Subsidiary, as applicable.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

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2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

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2.4 Post Closing Conditions. The Company shall cause each of the following conditions to be satisfied:

(a) by December 31, 2020, the Company shall deliver or cause to be delivered Account Control Agreements for each of the accounts set forth on Schedule 1.1A that were not so delivered on the Closing Date; provided that, the Company shall have until January 31, 2021 to move the cash on deposit in any deposit account for which an Account Control Agreement is not delivered by December 31, 2020 to an account subject to an Account Control Agreement and shall maintain no more than $100,000 in any such account not subject to an Account Control Agreement and $250,000 in the aggregate at all such accounts;

(b) by January 31, 2021, the Company shall use it best efforts to cause (1) the Agent to have perfected, first priority security interest, Lien and pledge on substantially all of the assets, including all deposit accounts, of (A) Morinda Vietnam, (B) Morinda Sweden AB, (C) Morinda Norway AS, (D) Morinda Deutschland GmbH, (E) Morinda Magyarorszag Kft (Hungary), (F) [reserved], (G) Morinda International (Australia) Pty Ltd., (H) Morinda Singapore Pte Ltd., (I) [reserved], (J) Morinda International Tahiti, (K) Morinda Korea, Inc., (L) Morinda Worldwide Inc. – Taiwan Branch, (M) Morinda Japan GK, (N) PT Tahitian Noni International, Indonesia, (O) RIIX Mexico Operations S de RL de CV, (P) Ariix Australia Pty Ltd, (Q) Ariix Canada Operations ULC, (R) Ariix Hong Kong LTD, (S) Ariix Japan GK, (T) Ariix Europe BV and (U) Ariix Italy SRL, and (2) each of the foregoing Subsidiaries to execute such agreements, documents and other instruments and to make such filings and take such other steps to give effect to such perfected, first priority security interest, Lien and pledge on substantially all of their assets; provided, however, by not later than March 31, 2021, the Company shall have caused the foregoing condition to be satisfied in each jurisdiction where it is legally possible for such condition to be satisfied.

(c) by January 31, 2021, the Company shall cause Morinda Holdings, Inc. to (1) grant to the Agent a perfected, first priority security interest, Lien and pledge on 100% of the issued and outstanding equity interests of Tahitian Noni Beverage (China) Company Ltd. and (2) execute such agreements, documents and other instruments and to make such filings and take such other steps to give effect to such perfected, first priority security interest, Lien and pledge on such issued and outstanding equity interests of Tahitian Noni Beverage (China) Company Ltd. (for clarity, as long as the Company has, and has caused its Subsidiaries, to execute such agreements, instruments and documents, make such filings and take such other steps reasonably requested by Agent in connection with this Section 2.4(c) prior to January 31, 2021, the failure to receive any governmental approval of such agreements, instruments, documents and filings by January 31, 2021, shall not cause the failure of this condition to be satisfied, provided, that the Company shall diligently seek any necessary governmental approval until it has been so received). In addition, the Company shall cause East West Bank to release any and all liens or security interests it may have over the equity Tahitian Noni Beverage (China) Company Ltd., or any portion thereof, promptly after the Closing;

(d) by January 31, 2021, the Company shall cause the parent of Ariix (China) Co. Ltd to (1) grant to the Agent a perfected, first priority security interest, Lien and pledge on 100% of the issued and outstanding equity interests of Ariix (China) Co. Ltd. and (2) execute such agreements, documents and other instruments and to make such filings and take such other steps to give effect to such perfected, first priority security interest, Lien and pledge on such issued and outstanding equity interests of Ariix (China) Co. Ltd. (for clarity, as long as the Company has, and has caused its Subsidiaries, to execute such agreements, instruments and documents, make such filings and take such other steps reasonably requested by Agent in connection with this Section 2.4(d) prior to January 31, 2021, the failure to receive any governmental approval of such agreements, instruments, documents and filings by January 31, 2021, shall not cause the failure of this condition to be satisfied, provided, that the Company shall diligently seek any necessary governmental approval until it has been so received);

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(e) by January 31, 2021, each Subsidiary referenced in Sections 2.4(b)-(d) shall have delivered a certificate, executed on behalf of such Subsidiary by its Secretary certifying the resolutions adopted by the Board of Directors of such Subsidiary, as applicable, approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company’s or such Subsidiary Guarantor’s Organizational Documents and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company or such Subsidiary, as applicable;

(f) by December 31, 2020, a deed of trust with respect to the real property located at 2410 County Road 100 South, Alamosa, Colorado 81144 granting to the Agent a perfected, first priority security interest in such real property; and

(g) by January 4, 2021, the Company shall have delivered (i) audited financial statements of Ariix for the fiscal years ended December 31, 2019 and December 31, 2018, together with unqualified audit reports relating thereto, and (ii) (1) combined balance sheets of, statements of operations, comprehensive income (loss) and retained earnings and statements of cash flows of Ariix for the nine months ended September 30, 2020; (2) combined balance sheets of Ariix’s Subsidiaries, each prepared in accordance with GAAP; and (3) notes to the foregoing (the financial statements described in clauses (i) and (ii), the “Ariix Financial Statements”), and such Ariix Financial Statements must demonstrate, in the judgment of the Purchasers, financial performance of Ariix that is reasonably consistent with the quality of earnings report on Ariix attached hereto as Schedule 2.4(e) and otherwise, in the reasonable opinion of the Purchasers, validates the Company’s acquisition of Ariix.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. As of the date hereof, all of the direct and indirect Subsidiaries of the Company are set forth in the Disclosure Schedules. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. With respect to each Excluded Subsidiary: (i) it has aggregate assets of less than $200,000, (ii) it has no direct or indirect Subsidiaries with aggregate asset of more than $200,000 and (iii) the Company’s and its other Subsidiaries’ equity in the revenue from continuing operations of such Excluded Subsidiary does not exceed 0.5% of the Company’s and its other Subsidiaries consolidated revenue. The aggregate assets of all the Excluded Subsidiaries does not exceed $2,000,000.

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(b) Organization and Qualification. The Company and each of the Material Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concepts are applicable in the jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Material Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Material Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The execution, delivery and performance by each Company Party of the Transaction Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents. Each of the Transaction Documents to which any Company Party is a party constitutes a valid and binding agreement or instrument of such Company Party, enforceable against such Company Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

(d) No Conflicts. The execution, delivery and performance by each Company Party of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate any provision of such Company Party’s Organizational Documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Company Party (other than Liens in favor of Agent), or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company Party debt or otherwise) or other understanding to which such Company Party is a party or by which any property or asset of such Company Party is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company Party is subject (including federal and state securities laws and regulations), or by which any property or asset of such Company Party is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

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(e) Filings, Consents and Approvals. No Company Party is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by such Company Party of the Transaction Documents to which it is a party, other than: (i) the filings required pursuant to Section 4.4, (ii) the filing of the Registration Statement with the Commission pursuant to Section 4.1, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Warrant Shares and Commitment Shares and the listing thereof for trading on such Trading Market in the time and manner required thereby and (iv) the filing of Form D with the Commission with respect to the issuance of the Notes and, if applicable, the Warrants, Warrant Shares and Commitment Shares and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Warrant Shares and Commitment Shares. The Warrant Shares and Commitment Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock shares of Common Stock issuable under the Transaction Documents.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth in the Disclosure Schedule. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the issuance of the Securities and under the Merger Agreement, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 2 years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and, to the Company’s knowledge, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the Disclosure Schedules, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

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(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not have or reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is in material compliance with all federal, state, local and foreign laws and regulations applicable to the Company’s and its Subsidiaries network marketing program, including, without limitation, the Federal Trade Commission Act, as amended, and all rules and regulations promulgated thereunder. The Company and its Subsidiaries comply in all material respects with the U.S. Federal Trade Commission’s Business Guidance Concerning Multi-Level Marketing and its Guides Concerning the Use of Endorsements and Testimonials in Advertising. The Company and its Subsidiaries maintain policies and procedures regarding data security, privacy and data use that are commercially reasonable and, in any event, comply in all material respects with the Company’s and its Subsidiaries’ obligations to its customers and applicable laws, rules and regulations. There have not been any security breaches of any security policy, data use restriction or privacy breach under any such policies or any applicable laws, rules or regulations which would have a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each case, the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

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(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The Company and its Subsidiaries’ operations are not subject to the regulations of the U.S. Food and Drug Administration.

(o) Title to Assets. The Company and the Material Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Material Subsidiaries, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company and the Material Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Material Subsidiaries are in compliance in all material respects.

(p) Intellectual Property. The Company and the Material Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Material Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within 2 years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Material Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Material Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(r) Transactions with Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $250,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(t) Certain Fees. Except as set forth on the Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Notes by the Company to the Purchasers as contemplated hereby.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. The Disclosure Schedules are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

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(y) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Notes hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Disclosure Schedule sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(z) Tax Status. The Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all material foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations excluding taxes which are being contested and for which reserves have been set aside in accordance with GAAP and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim excluding taxes which are being contested and for which reserves have been set aside in accordance with GAAP.

(aa) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising.

(bb) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law in any material respect or (iv) violated in any material respect any provision of FCPA.

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(cc) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2020.

(dd) No Disagreements with Accountants. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

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(gg) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(jj) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(kk) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

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(ll) Other Covered Persons. Other than as set forth on the Disclosure Schedule, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Notes.

(mm) Notice of Disqualification Events. The Company will notify the Purchasers in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(nn) Merger Agreement. The copy of the Merger Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated October 1, 2020, and the copy of the Letter Agreement attached to the Company’s Current Report on Form 8-K dated November 16, 2020, are true, accurate and complete copies of the Merger Agreement and Letter Agreement. There has been no amendment, modification or waiver of any of the terms and provisions of the Merger Agreement other than pursuant to the Letter Agreement. The transactions contemplated by the Merger Agreement have been consummated prior to the date hereof. Other than the payment of (a) $10,000,000 to the Members (as defined in the Merger) pursuant to Section 1(a) of the Letter Agreement the Company does not have any obligation to pay any cash consideration or other cash payments to the Members or any other Person pursuant to the Merger Agreement. Without the prior consent of the Purchasers, the Company shall not amend, modify or waive any provision of the Merger Agreement or the Letter Agreement in a manner that would increase the cash consideration payable by the Company or any Subsidiary thereunder or otherwise be adverse to the interests of the Purchasers.

(oo) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Commitment Shares and Warrants to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(pp) PPP Loans. Except with respect to the PPP Loans, neither Company nor any of its Subsidiaries have applied for or received any stimulus funds or programs, benefits, deferrals or any other kind of remuneration in connection with the COVID-19 pandemic or any issues relating thereto. Company and Ariix applied for and received the PPP Loans in accordance with all PPP Requirements. Company and its Subsidiaries used the proceeds of the PPP Loans only to satisfy costs and expenses described in Section 1106(b) of the CARES Act and have made a good faith effort to maximize the amount of the PPP Loan that may be forgiven pursuant to Section 1106 of the CARES Act (as modified by the PPP Flexibility Act). Each contract evidencing the PPP Loans (the “PPP Loan Contracts”) are in full force and effect and are the legal, valid and binding obligation of Company and its Subsidiaries, and of the other parties thereto enforceable against each of them in accordance with its terms. Neither Company nor any of its Subsidiaries is in default under any PPP Loan Contract, nor neither is any other party to any PPP Loan Contract in breach of or default thereunder, and no event has occurred that with or without the lapse of time or the giving of notice or both would constitute a breach or default on Company or any other party thereunder. No party to any of the PPP Loan Contracts has exercised any termination rights with respect thereto, and no party has given notice of any significant dispute with respect to any PPP Loan Contract. Company and its Subsidiaries have complied in all respects with all terms and conditions of each PPP Loan Contract. Company, in good faith, reasonably anticipates that the PPP Loan will be forgiven.

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3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(b) Own Account. Such Purchaser understands that the Notes are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered the Notes, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

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The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Commitment Shares and Warrants.

(a) The Company shall issue to the Purchasers (pro rata in accordance with the relative Subscription Amounts of the Purchasers) the Commitment Shares and the Warrants on the Closing Date. The Commitment Shares and Warrants are fully earned by the Purchasers on the Closing Date and are non-refundable.

(b) The resale of the Commitment Shares and Warrant Shares will be registered for resale on a new resale registration statement on Form S-3 (the “Registration Statement”) which shall be filed by the Company with the Commission, at the Company’s sole expense, not later than January 31, 2021. The Company shall use its best efforts to cause such Registration Statement to be declared effective by the Commission at the earliest practicable time and to remain continuously effective. The Company shall also (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the Purchasers intended method of disposition, (ii) use its commercially reasonable efforts to register or qualify the securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Purchasers may reasonably request; and (iii) notify each Purchaser when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information or of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose.

(c) If the Registration Statement has not been declared effective by the Commission March 31, 2021 (the “Effectiveness Deadline”), then commencing on the Effectiveness Deadline until the Registration Statement has been declared effective by the Commission, the Purchasers shall have the option to require the Company, at any time and from time to time, in one or more transactions, to repurchase all or a portion of the Commitment Shares (an “Issuer Repurchase”) by delivering a written notice to the Company (which may be by e-mail) (a “Repurchase Notice”). The purchase price for the Commitment Shares shall be the greater of (i) the VWAP for the Common Stock on the Trading Day immediately preceding the date of the Repurchase Notice and (ii) the VWAP for the Common Stock on the date of this Agreement. Each Issuer Repurchase shall be executed on the date of the applicable Repurchase Notice.

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4.2 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.2(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.2, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY [NOR THE SECURITIES ISSUABLE HEREUNDER] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE HEREUNDER] MAY BE PLEDGED WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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(c) The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Warrant is exercised into Warrant Shares at a time when there is an effective registration statement to cover the resale of such Warrant Shares, or if such Warrant Shares may be sold under Rule 144 following any “cashless” exercise of such Warrants, or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.2(c), it will, no later than 2 Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.2. Certificates for Commitment Shares and Warrant Shares (collectively, “Shares”) subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) If the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the Shares so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the any sale price of the Common Stock selected by such Purchaser (including any intra-day price) on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

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(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.2 is predicated upon the Company’s reliance upon this understanding.

(f) The Purchasers’ rights and remedies set forth in this Section 4.2 are in addition to, and not in limitation, of any other rights and remedies set forth in the Transaction Documents, under law or in equity.

4.3 Furnishing of Information; Public Information.

(a) Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. Without limiting the generality foregoing, the Company shall file (i) a Current Report on Form 8-K regarding the consummation of its acquisition of Ariix which includes the financial statements and pro forma financial information required by sections (a) and (b) of Item 9.01 of Form 8-K by not later than January 31, 2021, and (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 by not later than March 15, 2021 (and will not seek extensions in respect of the filing thereof under Rule 12b-25 promulgated under the Exchange Act or under any conditional exemptions from the reporting requirements of the Exchange Act ordered by the Commission in response to the COVID-19 pandemic or otherwise).

(b) At any time during the period commencing from the 6 month anniversary of the date hereof and ending at such time that all of the Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to 0.10% of the aggregate Subscription Amount of such Purchaser’s Notes on the day of a Public Information Failure and on every thirtieth (30th) day (prorated for periods totaling less than 30 days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchasers to transfer the Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

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4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by 9:00 a.m. (New York time) on the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

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4.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder as set forth in Schedule 4.6 and the Company shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations. The Company covenants and agrees that it shall pay the Six-Month Anniversary Cash Consideration (as defined in the Merger Agreement) in shares of Common Stock.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder or creditor of the Company or any other Person, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (c) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (d) the omission or alleged omission to state in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (e) any violation or alleged violation by the Company of the Securities Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act or any federal or state securities law in connection with the offering covered by the Registration Statement. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. The indemnification required by this Section 4.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares upon exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed or quoted, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares on such Trading Market and promptly secure the listing of all of the Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10 Variable Rate Transaction. From the date hereof until none of the Warrants remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction other than the at-the-market offering program contemplated by the At The Market Offering Agreement, dated April 30, 2019, by and between the Company and Roth Capital Partners LLC and any other similar at-the-market offering program entered into or effected by the Company after the date hereof. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

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4.11 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company, including Short Sales, in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.

4.12 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE V.
GUARANTY

5.1 The Guaranty. Each Subsidiary Guarantor hereby, jointly and severally, guarantees to the Purchasers, as primary obligor and not as surety, the prompt payment of all present and future debt, liabilities and obligations of the Company owing to the Purchasers, or any Person entitled to indemnification hereunder, or any of their respective successors, permitted transferees or permitted assigns, arising under or in connection with this Agreement, the Note or any other Transaction Document in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) (the “Obligations”) strictly in accordance with the terms thereof. Each Subsidiary Guarantor hereby further agrees that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, or otherwise), the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

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5.2 Obligations Unconditional. The obligations of the Subsidiary Guarantors under this Article V are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Transaction Documents, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the payment in full of the Obligations), it being the intent of this Section 5.2 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Subsidiary Guarantor agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Company or any other guarantor for amounts paid under this Article V until such time as the Purchasers have been paid in full in respect of all Obligations, and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Purchasers in connection with monies received under the Transaction Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of each Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above: (a) at any time or from time to time, without notice to any Subsidiary Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived; (b) any of the acts mentioned in any of the provisions of any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be done or omitted; (c) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or (d) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Subsidiary Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Subsidiary Guarantor). With respect to its obligations hereunder, each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Purchasers exhaust any right, power or remedy or proceed against any Person under any of the Transaction Documents, or any other agreement or instrument referred to in the Transaction Documents, or against any other Person under any other guarantee of, or security for, any of the Obligations. Without limiting any of the foregoing, each Subsidiary Guarantor waives all suretyship defenses and other defenses to enforcement of this Article V.

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5.3 Reinstatement. The obligations of the Subsidiary Guarantors under this Article V shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Purchasers on demand for all reasonable costs and expenses (including, without limitation, the reasonable and documented out of pocket fees and expenses of counsel) incurred by the Purchasers in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5.4 Certain Additional Waivers. Each Subsidiary Guarantor further agrees that it shall have no right of recourse to security for the Obligations except, following the payment in full of all Obligations, through the exercise of rights of subrogation pursuant to Section 5.2 and through the exercise of rights of contribution pursuant to Section 5.7.

5.5 Remedies. Each Subsidiary Guarantor agrees that, to the fullest extent permitted by law, as between the Subsidiary Guarantor, on the one hand, and the Purchasers, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 5(b) of the Note (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 5(b) of the Note) for purposes of Section 5.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of this Article V.

5.6 Guarantee of Payment; Continuing Guarantee. The guarantee in this Article V is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

5.7 Limitations on Guaranty. Each Subsidiary Guarantor and the Purchasers hereby confirms that it is its intention that the guarantee provided for in this Article V not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar federal or state law. To effectuate the foregoing intention, each Subsidiary Guarantor and the Purchasers hereby irrevocably agrees that the guarantee of the Obligations by each such Guarantor provided for in this Article V shall be limited to an amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution provided in Section 5.8 or pursuant to any agreement providing for an equitable contribution among such Subsidiary Guarantor and the other Subsidiary Guarantors, result in the Obligations guaranteed by such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any comparable federal or state law.

34

5.8 Contribution. Subject to Section 5.2, each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5.2. The provisions of this Section 5.8 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Purchasers and each Subsidiary Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Subsidiary Guarantor hereunder.

5.9 New Subsidiaries. Within ten (10) Business days (or such later date as the Purchaser may agree in its sole discretion) after any Person becomes a direct or indirect Subsidiary of the Company or any other Company Party, whether by formation, acquisition or otherwise, the Company shall cause such Person to (i) become a Subsidiary Guarantor and to grant a lien on its assets by becoming a “Debtor” or “Grantor” party to the Security Agreement, by executing and delivering to the Agent and the Purchasers a Joinder Agreement in form and substance satisfactory to the Purchasers, and (iii) deliver to the Purchaser such charter documents, resolutions and favorable opinions of counsel reasonably requested by the Purchaser with respect to such new Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in the immediately preceding clauses (i) through (ii)), all in form, content and scope reasonably satisfactory to the Purchasers.

ARTICLE VI.
MISCELLANEOUS

6.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the 3rd Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

6.2 Fees and Expenses. The Company shall deliver to the Purchasers, prior to the Closing, a completed and executed copy of the Closing Statement, attached hereto as Annex A. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers. In addition, the Company hereby agrees to pay on demand: (a) all costs and expenses of the Purchasers in connection with the preparation, negotiation, execution, and delivery of the Transaction Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel, advisors, consultants, and auditors for the Purchasers, (b) all costs and expenses of the Purchasers in connection with any Event of Default under the Note and the enforcement of the Transaction Documents, including, without limitation, the fees and expenses of legal counsel, advisors, consultants, and auditors for the Purchasers, (c) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by the Transaction Documents, and (d) all other costs and expenses incurred by Purchasers in connection with Transaction Documents, any litigation, dispute, suit, proceeding or action; the enforcement of their rights and remedies, protection of their interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges (including the Purchasers’ internal charges) incurred in connection with evaluating, observing, collecting, examining, auditing, appraising, selling, liquidating, or otherwise disposing of any collateral for the Obligations.

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6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in principal amount of the Notes based on the aggregate Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 6.5 shall be binding upon each Purchaser and holder of Securities and the Company.

36

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Subsidiary Guarantor may not assign this Agreement or any rights or obligations hereunder or delegate any of its obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 and this Section 6.8.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

6.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

6.11 Execution. This Agreement may be executed in 2 or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

37

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay or provide for any reasonable third-party costs (including a customary indemnity) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16 Payment Set Aside. To the extent that the Company or any Subsidiary Guarantor makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any such Subsidiary Guarantor, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

38

6.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

6.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.

6.20 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

6.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

39

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

NEWAGE, INC.		Address for Notice:

By:	/s/ Greg Gould	Email:	Greg_Gould@newage.com
Name:	Greg Gould
Title:	Chief Financial Officer

With a copy to (which shall not constitute notice):

Jeffrey A. Sherman
Partner
jeff.sherman@faegredrinker.com
Connect: vCard / LinkedIn

+1 303 607 3666 direct / +1 303 877 3383 mobile

Faegre Drinker
1144 15th Street, Suite 3400 Denver, Colorado 80202, USA

SUBSIDIARY GUARANTORS:

Address for Notice:

2420 17th Street, Suite 220

Denver, CO 80202

Email: GGould@newage.com

With a copy to (which shall not constitute notice):

Jeffrey A. Sherman, Partner

Email: jeff.sherman@faegredrinker.com

Faegre Drinker

1144 15th Street, Suite 3400

Denver, Colorado 80202, USA

Ariel Merger Sub 2, LLC

Morinda Magyarorszag KFT (Hungary)

Morinda Hong Kong Limited

Morinda Sweden AB

Morinda Norway AS

Morinda International (Australia) PTY Ltd.

Morinda Singapore PTE. Ltd.

Morinda Korea, Inc.

By:	/s/ Brent D. Willis
Name:	Brent D. Willis

As Manager of Ariel Merger Sub 2, LLC

As Managing Director of Morinda Magyarorszag KFT (Hungary)

As Authorized Signatory of Morinda Hong Kong Limited

As Director of Morinda Sweden AB and Morinda Norway AS

As Director of Morinda International (Australia) PTY Ltd. and Morinda Singapore PTE. Ltd.

As President of Morinda Korea, Inc.

NABC, Inc.

NABC Properties, LLC

Morinda Holdings, Inc.

Morinda JAPAN GK

PT Tahitian Noni International, Indonesia

PT Morinda Independent

Morinda Deutschland GMBH

By:	/s/ Gregory A. Gould
Name:	Gregory A. Gould

As Authorized Signatory of NABC, Inc.; PT Tahitian Noni International, Indonesia; PT

Morinda Independent; Morinda Deutschland GMBH,

As Chief Financial Officer of the sole member of NABC Properties, LLC

As Chief Financial Officer of Morinda Holdings, Inc.

As Executive Manager of Morinda JAPAN GK

Tropical Resources, Inc.

Morinda Inc.

Morinda USA, Inc.

Morinda Access, Inc.

Morinda Worldwide, Inc

Morinda International Holding Co, Inc.

Morinda International Asia, Inc.

By:	/s/ Carl A. Aure
Name:	Carl A. Aure
Title:	Sr. VP, Finance & Taxation

Morinda Worldwide Mexico SRL

By:	/s/ Carl A. Aure
Name:	Carl A. Aure
Title:	Supervisory Officer

Morinda International Tahiti
Morinda Vietnam

By:	/s/ Carl A. Aure
Name:	Carl A. Aure
Title:	Legal Representative

Tahitian Noni Beverages (China) Ltd.

By:	/s/ Kevin Ma
Name:	Kevin Ma
Title:	General Director

Morinda Worldwide Chile Limitada

By:	/s/ David Garcia
Name:	David Garcia
Title:	Legal Representative

Ariix Holdings LLC

Ariix Inc.

Ariix Korea Ltd.

Ariix Europe B.V.

Ariix UK Ltd.

Hong Kong Services Ltd.

Ariix Taiwan Ltd

Riix Mexico Operations S. de R.L.

Riix Mexico Services (Imports) S. de R.L.

Ariix Hong Kong Ltd.

Ariix China Ltd.

Ariix Italy S.R.L.

Ariix Canada Operations ULC

Ariix Australia PTY Ltd.

Ariix Shanghai Trading Co.

By:	/s/ Jeffrey A. Yates
Name:	Jeffrey A. Yates

As Manager of Ariix Holdings LLC; Ariix Taiwan Ltd

As Authorized Signatory of Ariix, Inc.

As Legal Representative of Ariix Korea Ltd.; Ariix China Ltd.; Ariix Shanghai Trading Co

As Director of Ariix Europe B.V.; Ariix UK Ltd.; Hong Kong Services Ltd.; Riix Mexico Operations S. de R.L.; Riix Mexico Services (Imports) S. de R.L.; Ariix Hong Kong Ltd.; Ariix Italy S.R.L.; Ariix Canada Operations ULC; Ariix Australia PTY Ltd.

Ariix Japan GK

By:	/s/ Fred W. Cooper
Name:	Fred W. Cooper
Title:	Executive Manager

Ariix Zth G.K.

By:	/s/ Scott E. Schwindiman
Name:	Scott E. Schwindiman
Title:	Executive Manager

Ariix Ireland Ltd.

By:	/s/ Brandon John
Name:	Brandon John
Title:	Director

Ariix Malta Holdings Ltd.
Ariix Malta Ltd.

By:	/s/ Tyler B. Jones
Name:	Tyler B. Jones
Title:	Director

Morinda Worldwide Peru S.R.L.

By:	/s/ Renzo Chacon
Name:	Renzo Chacon
Title:	Manager

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO NEWAGE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	JGB Capital LP

Signature of Authorized Signatory of Purchaser:	/s/ Brett Cohen

Name of Authorized Signatory:	Brett Cohen

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	bcohen@jgbcap.com

Address for Notice to Purchaser:

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Subscription Amount: $2,000,000

Principal amount of Notes: $2,162,133

Commitment Shares: 53,333

Class A Warrants: 50,000

Class B Warrants: 50,000

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO NEWAGE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	JGB Partners LP

Signature of Authorized Signatory of Purchaser:	/s/ Brett Cohen

Name of Authorized Signatory:	Brett Cohen

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	bcohen@jgbcap.com

Address for Notice to Purchaser:

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Subscription Amount: $19,228,485

Principal amount of Notes: $20,787,274

Commitment Shares: 512,760

Class A Warrants: 480,712

Class B Warrants: 480,712

[PURCHASER SIGNATURE PAGES TO NEWAGE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	JGB Capital Offshore Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ Brett Cohen

Name of Authorized Signatory:	Brett Cohen

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	bcohen@jgbcap.com

Address for Notice to Purchaser:

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Subscription Amount: $7,500,000

Principal amount of Notes: $8,108,000

Commitment Shares: 200,000

Class A Warrants: 187,500

Class B Warrants: 187,500

[PURCHASER SIGNATURE PAGES TO NEWAGE SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	JGB Plymouth Rock LLC

Signature of Authorized Signatory of Purchaser:	/s/ Brett Cohen

Name of Authorized Signatory:	Brett Cohen

Title of Authorized Signatory:	President

Email Address of Authorized Signatory:	bcohen@jgbcap.com

Address for Notice to Purchaser:

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o JGB Management, Inc.

21 Charles Street

Westport, CT 06880

Subscription Amount: $1,271,515

Principal amount of Notes: $1,374,592

Commitment Shares: 33,907

Class A Warrants: 31,788

Class B Warrants: 31,788

Annex A

CLOSING STATEMENT

Pursuant to the attached Securities Purchase Agreement, dated as of the date hereto, the purchasers shall purchase Notes from NewAge, Inc., a Washington corporation (the “Company”). Funds payable by the Purchasers in the amount of $30,000,000 at the Closing will be disbursed in accordance with this Closing Statement.

Disbursement Date: December __, 2020

I. SUSCRIPTION PAYMENT
Gross Proceeds to be Received	$

II. DISBURSEMENTS
$
$
$
$
$

Total Amount Disbursed:	$

WIRE INSTRUCTIONS:

Please see attached.

Acknowledged and agreed to

this ___ day of _________, _____

NEWAGE, INC.

By:
Name:
Title:

56

Exhibit A

Form of Class A Warrant

57

Exhibit B

Form of Class B Warrant

58

EXHIBIT C

JOINDER AGREEMENT AND SECURITY AGREEMENT SUPPLEMENT

THIS JOINDER AGREEMENT AND SECURITY AGREEMENT SUPPLEMENT (this “Agreement”) dated as of ______________ [Date], is by and among (i) _______________ [NAME OF NEW SUBSIDIARY], a _____________ (“New Subsidiary”), (ii) NEWAGE, Inc., a Washington corporation (the “Company”), and (iii) JGB Collateral, LLC, as agent (the “Agent”).

WHEREAS, the New Subsidiary and the Company are required to enter into this Agreement for the benefit of the Purchaser pursuant to that certain Securities Purchase Agreement, dated as of November 30, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Company, certain subsidiaries of the Company party thereto as Subsidiary Guarantors and the Purchasers (as defined in the Purchase Agreement). Capitalized terms used herein and not defined herein shall have the meanings specified in the Purchase Agreement or, if not defined therein, in the applicable Transaction Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Joinder to Note Documents. New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, New Subsidiary shall be deemed to be a party to the following Note Documents: (a) the Purchase Agreement as a “Subsidiary Guarantor” and an “Company Party” as such terms are used therein (including, without limitation, the guaranty contained in Article V of the Purchase Agreement) and (b) the Security Agreement as a “Subsidiary Guarantor” and a “Debtor” and a “Grantor” as such terms are used therein, in each case, for all purposes and shall have all of the obligations of a “Subsidiary Guarantor”, “Company Party”, “Grantor” and “Debtor”, as applicable, thereunder as if it had executed each such Transaction Document. New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to it as a “Subsidiary Guarantor”, “Company Party”, “Grantor” and “Debtor” contained in the above referenced Transaction Documents. Without limiting the generality of the foregoing terms of this Section 1, New Subsidiary: (i) pursuant to Article V of the Purchase Agreement, hereby jointly and severally guarantees to the Purchasers, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and (ii) pursuant to the Security Agreement hereby grants a continuing lien and security interest on its Collateral (as such term is defined in the Security Agreement) in favor of the Agent under the Security Agreement as security for the payment and performance of all of the Secured Obligations (as such term is defined in the Security Agreement).

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Section 2. New Subsidiary hereby represents and warrants to the Purchaser that: (i) set forth on Schedule 1 hereto is New Subsidiary’s chief executive office, principal place of business and, if applicable, organization identification number as of the date hereof; (ii) set forth on Schedule 2 hereto are the locations of all inventory, goods, equipment and other tangible assets of New Subsidiary (other than inventory in transit in connection with a bona fide sales transaction) as of the date hereof; (iii) set forth on Schedule 3 hereto are the locations of all deposit accounts and securities accounts of New Subsidiary, including the name and address of the depository bank or securities intermediary, as applicable, and the account number as of the date hereof; (iv) set forth on Schedule 4 hereto is a list of all Intellectual Property of New Subsidiary that is registered or recorded (or which is the subject of an application for registration or recordation) in the United States, any state or territory thereof, or in any other country or any political subdivision thereof as of the date hereof; (v) New Subsidiary does not own any real property as of the date hereof; (vi) the exact legal name and jurisdiction of organization of New Subsidiary is as set forth in the preamble to this Agreement; (vii) Subsidiary has not during the five years preceding the date hereof (A) changed its legal name, (B) changed its jurisdiction of formation, or (C) been party to a merger, consolidation or other change in structure; (viii) set forth on Schedule 5 hereto is a description of all Commercial Tort Claims by or in favor of New Subsidiary seeking damages in excess of $50,000 in any individual instance or $100,000 in the aggregate, and (ix) New Subsidiary has no Subsidiaries as of the date hereof.

Section 3. Miscellaneous.

(a) The address of New Subsidiary for purposes of all notices and other communications is the address set forth for the Company the Purchase Agreement.

(b) New Subsidiary hereby waives acceptance by the Purchaser of the guaranty by such New Subsidiary in Article V of the Purchase Agreement.

(c) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. .pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

(d) This Agreement shall be deemed and shall constitute a “Transaction Document” as such term is defined in the Purchase Agreement.

Section 4. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS).

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Joinder Agreement and Security Agreement Supplement to be duly executed by its authorized officers, and the Purchaser, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

61

Exhibit D

Form of Note

62

Exhibit E

Form of Security Agreement

63

Exhibit F

Subsidiaries

Excluded Subsidiaries:

1.	Morinda Exotic Juices, Inc.
2.	Pure Fruit Technologies LLC
3.	Mangostana, LLC
4.	Morinda Agricultural Products, Inc.
5.	New Age Brasil Bemestar Limitada
6.	Morinda Malaysia (M) SDN, BHD
7.	Morinda Worldwide Colombia Ltda.
8.	Morinda UK, Ltd
9.	Morinda Poland Spoika Z Organiczona Odpowiedzialnoscia
10.	Morinda Italia S.R.L.
11.	Morinda New Zealand Limited
12.	NewAge Trurkey Icecek Urunleri Itcaret Limited Sirketi
13.	Newage Ecuador
14.	Morinda NewAge Nigeria Limited
15.	New Age (China) Biological Technology LTD
16.	New Age (Shanghai) Biological Technology Ltd
17.	LLC Morinda RUS
18.	Morinda Canada Co.
19.	Morinda de Mexico SRL De CV
20.	Morinda Worldwide Thailand LTD.
21.	Morinda International French Polynesia
22.	Ariix International, Inc. - UT
23.	Travel Destinations International LLC – DE
24.	Ariix Thailand
25.	Ariix Hong Kong Holdings Ltd
26.	Ariix CIS Ltd.
27.	Ariix Healthy Living (Israel) PTY

Material Subsidiaries:

1.	Ariix, LLC – Ariel Merger Sub 2, LLC
2.	NABC, Inc. - CO
3.	NABC Properties, LLC - CO
4.	Morinda Holdings, Inc. - UT
5.	Tropical Resources, Inc. - UT
6.	Tahitian Noni Beverages (China) Ltd.
7.	Morinda Inc. - UT
8.	Morinda USA, Inc.- UT
9.	Morinda JAPAN GK
10.	PT Tahitian Noni International, Indonesia
11.	PT Morinda Indepden

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12.	Morinda Deutschland GMBH
13.	Morinda Magyarorszag KFT (Hungary)
14.	Morinda Access, Inc.- UT
15.	Morinda Worldwide, Inc. - UT
16.	Morinda Hong Kong Limited
17.	Morinda Worldwide Mexico SRL
18.	Morinda Worldwide Peru S.R.L.
19.	Morinda Worldwide Chile Limitada
20.	Morinda International Holding Co, Inc. - UT
21.	Morinda International Tahiti
22.	Morinda International Asia, Inc.- UT
23.	Ariel Merger Sub 2, LLC – UT
24.	Morinda Vietnam
25.	Morinda Sweden AB
26.	Morinda Norway AS
27.	Morinda International (Australia) PTY Ltd.
28.	Morinda Singapore PTE. LTD.
29.	Morinda Korea, Inc.
30.	Ariix Holdings LLC - UT
31.	Ariix Inc. - DE
32.	Ariix Korea Ltd.
33.	Ariix Europe B.V.
34.	Ariix Japan GK
35.	Ariix UK Ltd
36.	Hong Kong Services Ltd.
37.	Ariix Taiwan Ltd
38.	Riix Mexico Operations S. de R.L.
39.	Riix Mexico Services (Imports) S. de R.L.
40.	Ariix Hong Kong Ltd
41.	Ariix China Ltd.
42.	Ariix Zth G.K.
43.	Ariix Italy S.R.L.
44.	Ariix Ireland Ltd
45.	Ariix Canada Operations ULC
46.	Ariix Australia PTY Ltd
47.	Ariix Shanghai Trading Co.
48.	Ariix Malta Holdings Ltd.
49.	Ariix Malta Ltd.

65

Exhibit G

Form of Subordination Agreement

66